UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 24, 2014

SYMBID CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-177500	45-2859440
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Marconistraat 16 3029 AK Rotterdam, The Netherlands	N/A
(Address of principal executive offices)	(Zip Code)

+ 31 (0) 041 34 601
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

Effective July 24, 2014 each of our four executive officers, Korstiaan Zandvliet, Maarten van der Sanden, Philip Cooke and Robin Slakhorst executed amendments to their respective employment agreements pursuant to which each executive agreed to have their base salaries reduced by one third.

As discussed in Item 3.02 below, effective July 24, 2014 we issued restricted Stock Units to certain of our employees.  Each of our four executive officers, Korstiaan Zandvliet, Maarten van der Sanden, Philip Cooke and Robin Slakhorst each received 130,000 restricted stock units.

Item 3.02 Unregistered Sales of Equity Securities.

Effective July 24, 2014 we issued an aggregate of 905,750 restricted stock units under our 2013 Equity Incentive Plan to 14 employees including our four executive officers.  Each restricted stock unit represents the right to receive one share of our restricted common stock upon vesting.  Each restricted stock unit vests on June 30, 2015.  We are authorized to issue up to 5,000,000 shares pursuant to awards granted by us under the 2013 Equity Incentive Plan including up to 1,666,666 shares during the one year period ending December 5, 2014.

Effective July 24, 2014 we issued 68,000 restricted stock units under our 2013 Equity Incentive Plan to an advisor.  Each restricted stock unit represents the right to receive one share of our restricted common stock upon vesting.  8,500 of the restricted stock units vest quarterly over a period of two years with the initial vesting date being September 30, 2014 and the final vesting dated being June 30, 2016.

The forgoing issuances were not registered under the Securities Act of 1933, as amended, (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act which exempts transactions by an issuer not involving a public offering and/or Regulation S under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMBID CORP.

Date: July 29, 2014	By:	/s/ Korstiaan Zandvliet
Name: Korstiaan Zandvliet
Title: President